UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2019

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Capital Market

Item 8.01. Other Events

On May 23, 2019, SELLAS Life Sciences Group, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-231723) (the “Form S-1”) with the Securities and Exchange Commission (the “Commission”).

On pages 7 and 9 of the Form S-1, the Company stated that “[w]e expect our existing cash as of March 31, 2019 and the proceeds received in May 2019 upon the exercise of common stock warrants, together with the proceeds (after deducting commissions and offering expenses) of $1,000,000 that have been received as of May 20, 2019 in connection with the exercise of certain warrants to purchase shares of common stock, as well as the gross proceeds of up to an additional $0.7 million that we may receive on or before May 31, 2019 in connection with the exercise of certain additional warrants that remain outstanding, will enable us to fund our operating expenses through the first half of 2020.” (Emphasis added.)

The underlined portion of the above referenced language was included in error, and should instead make reference to the first half of 2019, as previously disclosed in the Company’s Form 10-K for the year ended December 31, 2018, and Form 10-Q for the quarter ended March 31, 2019, which were filed with the Commission on March 22, 2019 and May 15, 2019, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: May 30, 2019	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel